                                                                   Exhibit 10.12


      FORM OF AMENDMENT TO THE TA I LIMITED ZERO COST SHARE OPTION SCHEME

      Pursuant to rule 7.1 of the TA I Limited Zero Cost Share Option Scheme ("the Scheme"), the Board of Directors of TA I Limited, hereby amend the Scheme as follows:-

      1.    The definition of "the Company" shall be amended to read as follows:


            "THE COMPANY" means Willis Group Holdings Limited (a company registered in Bermuda);

      2. In the definition of "Group Member" the reference to "section 736 of the Companies Act 1985" and to "section 258 of that Act" shall be deleted and replaced by the words "section 86 of the Bermudan Companies Act 1981".


      3. In the definition of "Subsidiary" the reference to "section 736 of the Companies Act 1985" shall be deleted and replaced by the words "section 86 of the Bermudan Companies Act 1981".


      4. In Rule 5.3, the reference to section 428 to 430F of the Companies Act 1985 shall be deleted and the words "section 102 of the Bermudan Companies Act 1981" shall be inserted and the reference to section 425 of the Companies Act 1985 shall be deleted and the words "section 99 of the Bermudan Companies Act 1981" shall be inserted.

      5.    A new Rule 5.4 shall be inserted to read as follows:

            "If any company ("the acquiring company"):

            5.4.1 obtains control of the Company as a result of making:

            (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

            (b) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Scheme, or

            5.4.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 99 of the Bermudan Companies Act 1981, or

            5.4.3 becomes bound or entitled to acquire shares in the Company under section 102 of the Bermudan Companies Act 1981,

            any Participant may at any time within the appropriate period, by agreement with the acquiring company, release any option which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which is equivalent to the old option but relates to shares in a different company."

            6.    A new Rule 5.5 shall be inserted to read as follows:

            "Where a new option is granted, the provisions of this Scheme shall for this purpose be construed as if:

            5.5.1 the new option were an option granted under this Scheme at the same time as the old option;

            5.5.2 the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under this Scheme."